Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 16, 2007 (except for the second paragraph of Note 1 and for Note 12, as to which the date is October 22, 2007), included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-145813) and related Prospectus of ARYx Therapeutics, Inc. for the registration of 5,750,000 shares of its common stock.

/s/ ERNST & YOUNG LLP

Palo Alto, California, USA
November 7, 2007